                                                                    EXHIBIT 10.9
                                                                    ------------

                             SRA International, Inc.

                           SECOND AMENDED AND RESTATED

                            STOCK PURCHASE AGREEMENT




                                 Ernst Volgenau
                                 --------------








                                December 27, 1984

                         as amended through May 19, 2002

                                      INDEX

                                                                                      Page
                                                                                      ----

1.       Affirmation of Provisions of Restated Certificate of Incorporation .........   1
2.       Repurchase of Shares upon Death of Shareholder .............................   1
3.       Maintenance of Specified Insurance Policies ................................   2
4.       Alternative Insurance ......................................................   2
5.       Delivery of Shares; Payment of the Purchase Price ..........................   2
6.       Direction to Shareholder's Heirs, Successros, and Legal Representatives ....   2
7.       Transfer of Shares .........................................................   2
8.       Miscellaneous Matters ......................................................   2
  8.1    Agreement to Perform Necessary Acts ........................................   2
  8.2    Counterparts;  Amendments ..................................................   2
  8.3    Successors and Assigns .....................................................   3
  8.4    Validity of Agreement ......................................................   3
  8.5    Other Agreements ...........................................................   3
  8.6    Specific Performance .......................................................   3
  8.7    Notices ....................................................................   3
  8.8    Governing Law ..............................................................   3

                              AMENDED AND RESTATED

                            STOCK PURCHASE AGREEMENT

     This AGREEMENT (the "Agreement"), made as of May 19 2002 by and between SRA International, Inc., a Delaware corporation (the "Corporation"), and Ernst
                                                                     -----
Volgenau, a shareholder of the Corporation (the "Shareholder"), is an amended
--------
and restated revision of a Stock Purchase Agreement dated December 27, 1984, and thereafter amended on December 31, 1987 and June 30, 1988, and February 20, 1997, and amended and restated on July 30, 1997, between the Corporation and the Shareholder. This second amended and restated revision supersedes all previous versions of this Stock Purchase Agreement. Reference herein to the word "Shareholders" shall mean all shareholders of the Corporation, unless the context otherwise requires.

                                   WITNESSETH:
                                   -----------

     WHEREAS, the Shareholder holds, and additionally may hold pursuant to exercise of stock option(s) granted by the Corporation, shares of the Class B and/or Class A Common Stock (the "Shares") of the Corporation; and

     WHEREAS, the Corporation and the Shareholder wish to provide for the orderly disposition of the Shares upon the death of the Shareholder;

     NOW, THEREFORE, in consideration of the mutual promises herein set forth, and for other good and valuable consideration, the parties hereto, each intending to be legally bound, agree as follows:

     1. Affirmation of Provisions of Restated Certificate of Incorporation. The
        -------------------------------------------------------------------
Corporation and the Shareholder each acknowledges and reaffirms that the Shares are subject to the provisions and restrictions of the Restated Certificate of Incorporation, filed March 5, 2002 (the "Restated Certificate"), as the same may be amended from time to time.

     2. Repurchase of Shares upon Death of Shareholder. The Corporation has
        -----------------------------------------------
purchased, and has continued to pay the premiums for, one or more term life insurance policies upon the life of Shareholder, as identified on Exhibit A
                                                                  ---------
attached hereto (the "Specified Insurance Policies"), which insurance provides that upon the death of Shareholder the proceeds of such policy or policies shall be paid to the Corporation. The Board of Directors of the Corporation has determined that such proceeds will be used to repurchase that portion, which may be all, of the Shares which may be purchased for the purchase price as provided below. The Corporation agrees that, upon the death of Shareholder, the Corporation shall purchase from the heirs and successors of Shareholder such Shares in the amount and at the purchase price as provided below. The purchase price per Share shall be the average closing bid price of the Corporation's class A common stock (or any successor class of common stock) which is then publicly traded or listed on a national securities exchange for the thirty (30) trading days next preceding the date of death, as such price is quoted in the Wall Street Journal, or if not so quoted, on any similar quotation sheet for the market or exchange in which such class A common stock is traded or listed.

     3. Maintenance of Specified Insurance Policies. The Corporation agrees to
        --------------------------------------------
maintain each Specified Insurance Policy in effect, and continue to pay the premium on each Specified Insurance Policy, through the date when the premiums on such policy are no longer fixed at current levels, which date is set forth on Exhibit A (the respective "Expiration Date"). The Corporation's obligation to
---------
maintain each Specified Insurance Policy, and to repurchase Shares using proceeds from such Specified Insurance Policy, will cease upon the Expiration Date of such Specified Insurance Policy.

     4. Alternative Insurance. If for some reason any Specified Insurance Policy
        ----------------------
ceases to be available prior to its Expiration Date, or its premium ceases to be fixed at current levels prior thereto, the Corporation will, in consultation with Shareholder, purchase and maintain alternative term insurance for the duration of the period through such Expiration Date providing the maximum coverage then available for the same premium.

     5. Delivery of Shares; Payment of the Purchase Price. The Corporation, no
        --------------------------------------------------
later than sixty (60) days following the date of death of the Shareholder, shall notify the Shareholder's legal representatives of a date, no later than one hundred eighty (180) days following the date of such Shareholder's death, upon which date, at the offices of the Corporation in Fairfax, Virginia, certificates representing the Shares shall be delivered to the Corporation for cancellation, and the Corporation, shall pay the purchase price therefor. The Corporation, to the extent funds from insurance policies upon the life of Shareholder are or may be paid to the Corporation, shall pay the purchase price in cash upon delivery of the Shares.

     6. Direction to Shareholder's Heirs, Successors, and Legal Representatives.
        ------------------------------------------------------------------------
Shareholder does hereby authorize and direct his heirs, successors, and legal representatives to comply with the provisions of this Second Amended and Restated Stock Purchase Agreement.

     7. Transfer of Shares. The Corporation acknowledges that the prior transfer
        -------------------
by the Shareholder of Shares to The Volgenau Joint Revocable Living Trust is not a "transfer" within the meaning of the Corporation's Restated Certificate or all previous versions of this Stock Purchase Agreement.

     8. Miscellaneous Matters.
        ---------------------

     8.1 Agreement to Perform Necessary Acts. Each party to this Agreement
         ------------------------------------
agrees to perform any further acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.

     8.2 Counterparts; Amendments. This Agreement may be executed in one or more
         -------------------------
counterparts, each of which shall be an original. The provisions of this Agreement may be waived, altered, amended or repealed, in whole or in part, on the written consent of the Corporation and the Shareholder.

     8.3 Successors and Assigns. This Agreement shall be binding on, and shall
         -----------------------
inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns.

     8.4 Validity of Agreement. In the event any provision, or portion thereof,
         ----------------------
of this Agreement is held by a court having proper jurisdiction to be for any reason unenforceable or invalid, the remaining provisions, or portions thereof, of this Agreement shall continue to exist and shall remain in full force and effect.

     8.5 Other Agreements. This Agreement, together with the provisions of the
         -----------------
Restated Certificate, as amended from time to time, set forth all of the promises, agreements, conditions, understandings, warranties, and representations between the parties hereto with respect to the Shares, and there are not promises, agreements, conditions, understandings, warranties, or representation, oral or written, expressed or implied, between them with respect to the Shares. This Agreement supersedes all other stock purchase agreements between the Shareholder and any other Shareholder and the Corporation.

     8.6 Specific Performance. The parties hereto agree that the Shares are
         ---------------------
unique, that failure to perform the obligations provided by this Agreement will result in irreparable damage, and that specific performance of these obligations may be obtained by suit in equity.

     8.7 Notices. All notices, requests, demands and other communications under
         --------
this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or within forty-eight hours after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, prepaid and properly addressed to the party at such party's address set forth as follows or at any other address that such party may designate by written notice to the other:

                    If to the Company:               SRA International, Inc.
                                                     4350 Fair Lakes Court
                                                     Fairfax, VA  22033

                    If to the Shareholder:           8302 Summerwood Drive
                                                     McLean, VA 22102

         All notices, requests, demands and other communications under this Agreement made to the Shareholder's executor, administrator or other representative shall be addressed to the Shareholder at the Shareholder's address unless the Corporation is notified in writing of a different address.

     8.8 Governing Law. This Agreement shall be construed in accordance with,
         --------------
and governed by the laws of, the State of Delaware.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the 19th day of May, 2002.

                                            SRA INTERNATIONAL, INC.

                                            By:  /s/ Stephen C. Hughes
                                               --------------------------
                                               Stephen C. Hughes
                                               Chief Financial Officer



                                            SHAREHOLDER:

                                            /s/ Ernst Volgenau
                                            ------------------
                                            Ernst Volgenau

                                                                       Exhibit A


Summary of Insurance Policies on the Life of Ernst Volgenau Keyman Term
Insurance Policies - SRA International, Inc. Sole Owner and Sole Beneficiary
Insured                                           Ernst Volgenau

Owner                                             SRA International, Inc.

Beneficiary                                       SRA International, Inc.

Policy Number 1
      Insurance Provider                          Transamerica Occidental Life Insurance Company
      Policy Number                               41775236
      Policy Term                                 June 9, 2000 to June 9, 2010
      Face Amount                                  $  55,500,000
      Annual premium through June 2010             $     294,805

Policy Number 2
      Insurance Provider                          Lincoln Benefit Life Company
      Policy Number                               01T1203279
      Policy Term                                 March 28, 2000 to March 28, 2010
      Face Amount                                  $  20,000,000
      Annual premium through June 2010             $     132,460

Policy Number 2
      Insurance Provider                          Lincoln Benefit Life Company
      Policy Number                               01T1203281
      Policy Term                                 December 28, 1999 to December 28, 2009
      Face Amount                                  $   4,500,000
      Annual premium through June 2010             $      29,535

Combined Face Amount                               $  80,000,000
Combined Annual Premium                            $     456,800



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